Exhibit 99.1

News Release	For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS
PHOENIX, April 29, 2010 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2010.
Net sales for the fourth quarter of fiscal 2010 totaled $36,271,000, up 146% from $14,730,000 for the fourth quarter of fiscal year 2009. The fourth quarter 2010 results include the Fleetwood Homes operations which, as previously reported, were acquired during the second quarter of the current fiscal year.
Net loss attributable to Cavco stockholders for the fiscal 2010 fourth quarter was $729,000 compared to net loss of $1,023,000 reported in the same quarter one year ago. Net loss per share based on basic and diluted weighted average shares outstanding was $0.11 versus $0.16 last year.
For the fiscal year ended March 31, 2010, net sales increased 10% to $115,612,000 from $105,362,000 for fiscal year 2009. Net loss attributable to Cavco stockholders for fiscal year 2010 was $3,371,000 compared to net income of $458,000 last year. For fiscal 2010, net loss per share based on basic and diluted weighted average shares outstanding was $0.52, versus basic and diluted net income per share of $0.07, for the prior year.
Referring to the fiscal fourth quarter results, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We continue to face significant headwinds including a scarcity of mortgage financing, excess home inventories, unemployment and a lack of consumer confidence in the economy. However, we have begun to recognize sporadic improvement in sales activity. We believe it will take time to determine whether these initial indications form into meaningful trends; nevertheless, we are working aggressively to cultivate any signs of improvement to increase sales and market share.”
Mr. Stegmayer continued, “The fourth fiscal quarter marks the end of a difficult and turbulent year, but also a year which included a significant expansion of our company. During fiscal 2010, we acquired seven operating Fleetwood Homes factories from one of the oldest and largest companies in the industry. The highly recognized and respected Fleetwood Homes brand name and well-managed factories offer significant potential and have already been instrumental in rounding out our company’s product offerings and ability to serve customers from coast to coast.”
“We were recently named the 2010 Manufacturer of the Year by the Manufactured Housing Institute, the factory-built home industry’s national trade organization. We appreciate the recognition this award brings our company as we share the honor with our valued employees, customers and vendors,” Mr. Stegmayer concluded.
Cavco’s senior management will hold a conference call to review these results tomorrow, April 30, 2010, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is one of the largest producers of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes and any future acquisition or attain the anticipated benefits and the risk that the acquisition of Fleetwood Homes and other future acquisitions may adversely impact our liquidity; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2009 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$74,988	$70,557
Short-term investments	—	4,464
Restricted cash	227	244
Accounts receivable	9,428	6,234
Inventories	15,751	9,333
Prepaid expenses and other current assets	6,278	3,676
Deferred income taxes	6,240	3,434

Total current assets	112,912	97,942

Property, plant and equipment, at cost:
Land	16,194	6,580
Buildings and improvements	20,345	7,355
Machinery and equipment	10,983	8,203

	47,522	22,138
Accumulated depreciation	(9,933)	(9,279)

	37,589	12,859

Inventory finance notes receivable, net	12,929	484
Goodwill and other intangibles, net	68,912	67,346

Total assets	$232,342	$178,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,375	$739
Accrued liabilities	26,919	13,753

Total current liabilities	32,294	14,492

Deferred income taxes	19,694	16,099

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,541,684 and 6,506,843 shares, respectively	65	65
Additional paid-in capital	127,152	126,045
Retained earnings	18,559	21,930

Total Cavco Industries, Inc. stockholders’ equity	145,776	148,040

Noncontrolling interest	34,578	—

Total equity	180,354	148,040

Total liabilities and stockholders’ equity	$232,342	$178,631

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net sales	$36,271	$14,730	$115,612	$105,362
Cost of sales	33,079	14,501	104,915	94,591

Gross profit	3,192	229	10,697	10,771
Selling, general and administrative expenses	4,754	2,108	16,718	11,213

Loss from operations	(1,562)	(1,879)	(6,021)	(442)
Interest income	114	34	222	764

(Loss) income before income taxes	(1,448)	(1,845)	(5,799)	322
Income tax benefit	494	822	2,006	136

Net (loss) income	(954)	(1,023)	(3,793)	458
Less: net loss attributable to noncontrolling interest	(225)	—	(422)	—

Net (loss) income attributable to Cavco Industries, Inc. common stockholders	$(729)	$(1,023)	$(3,371)	$458

Net (loss) income per share attributable to Cavco Industries, Inc. common stockholders:
Basic	$(0.11)	$(0.16)	$(0.52)	$0.07

Diluted	$(0.11)	$(0.16)	$(0.52)	$0.07

Weighted average shares outstanding:
Basic	6,541,684	6,506,843	6,516,572	6,487,665

Diluted	6,541,684	6,506,843	6,516,572	6,692,932

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net sales
Manufacturing	$35,320	$13,414	$112,345	$101,373
Retail	2,096	2,035	8,218	8,807
Less: Intercompany	(1,145)	(719)	(4,951)	(4,818)

Net sales	$36,271	$14,730	$115,612	$105,362

Floors sold — manufacturing	1,600	556	4,880	3,917

Average sales price per floor — manufacturing	$22,075	$24,126	$23,022	$25,880

Homes sold — manufacturing	1,071	393	3,255	2,603

Average sales price per home — manufacturing	$32,979	$34,132	$34,515	$38,945

Homes sold — retail	26	25	114	117

Capital expenditures	$213	$76	$391	$986

Depreciation	$327	$194	$1,170	$817

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